SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K(a)
 AMENDED  REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

May 6, 2004

Date of Report (Date of earliest event reported)

M-Wave, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-45499	36-3809819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois 60185

(Address of principal executive offices) (Zip Code)

(630) 562-5550

(Registrant's telephone number)

Item 4. Changes in Registrant's Certifying Accountant

M-Wave, Inc. (the "Registrant") has engaged McGladrey & Pullen LLP as the Registrant's independent accountants to audit the Registrant's financial statements for the fiscal year ending December 31, 2004, subject to approval of its stockholders at its upcoming Annual Meeting of Stockholders. McGladrey & Pullen LLP replaces Grant Thornton, LLP, which was dismissed effective April 15, 2004 with the approval of the Registrant's Board of Directors. The Registrant believes this change is in its best interests in terms of expense and scale of services required by its restructured operations. The reports of Grant Thornton, LLP on the Registrant's financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each such report did contain an explanatory paragraph discussing the Registrant's ability to continue as a going concern. During the Registrant's fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent period through the date of its dismissal, there were no disagreements between the Company and Grant Thornton, LLP as to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused it to make reference to the subject matter of the dispute in connection with its reports. The Registrant has provided Grant Thornton, LLP with a copy of the disclosures made herein and has requested Grant Thornton, LLP to furnish a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. See Exhibit 16 to this Form 8-KA for this letter.

SIGNATURE Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
M-WAVE, INC.
Date: May 6, 2004	By: /s/ JIM MAYER

Name: Jim Mayer Title: Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

99.6	Revised Letter of Grant Thornton LLP